Exhibit 99.1

301 Winding Road Old Bethpage, NY 11804 212-750-0373 www.pwreit.com

PRESS RELEASE: April 1, 2014

Power REIT Announces Results for 2013

Highlights:

● Completed acquisition of additional land leased to solar projects
● Revenue up 14% from prior year
● Core FFO up 61% from prior year
● Expanded claims in PWV litigation against Norfolk Southern

OLD BETHPAGE, N.Y., April 1, 2014 (GLOBE NEWSWIRE) -- Power REIT (NYSE MKT: PW) (“Power REIT” or the “Company”), a real estate investment trust focused on transportation and energy infrastructure real estate assets, announces its consolidated financial results for the fiscal year ended 2013. Compared to the prior year, revenue increased 14% to $1,043,892, net income decreased to $(481,000) from $(322,000) and Core FFO increased 61% to $676,332 from $420,147. Our definition of Core FFO and a reconciliation of Core FFO to net income can be found further below under the heading “Non-GAAP Financial Measures”.

“We are pleased with the progress we have made in executing our business plan to increase Power REIT’s portfolio of high quality infrastructure assets and create shareholder value, and look forward to an even more productive 2014,” said David H. Lesser, Chairman and Chief Executive Officer.

“During the third quarter of 2013, the court approved our Pittsburgh & West Virginia Railroad subsidiary’s second supplement to its counterclaims in the litigation against Norfolk Southern Corporation. With the addition of these new counterclaims, the total amount being sought by our subsidiary in the litigation exceeds $24 million, not including certain damages and interest.“

“On the acquisition front during 2013, we closed the acquisition of approximately 100 acres of fee simple land that is leased to over 20 Megawatts of utility-scale solar projects. This acquisition contributed to our income statement beginning in the fourth quarter of 2013.  We continue to focus on acquiring additional real estate assets leased to power projects.”

“Our capital plan is designed to employ non-dilutive capital when available, in order to preserve any equity upside that may result if our railroad subsidiary reaches a positive outcome in its litigation.”

Annual Consolidated Revenue Contribution

	2013		2012
SOURCE OF REVENUE	$	%	$	%
Railroad Revenue	$915,000	88%	$915,000	100%
Solar Land Revenue	128,869	12%	0	0%
Total Railroad & Solar Land Revenue	1,043,869	100%	$915,000	100%
Revenue Growth	14%

Annual Shareholders’ Meeting, May 20, 2014
Power REIT also announces that its Board of Trustees has set May 20, 2014 as the date of the Company’s  2014 annual meeting of shareholders, and the close of business on April 11, 2014, as the record date for determining shareholders entitled to receive notice of, and to vote at, the 2014 annual meeting of shareholders. In addition to this announcement, Power REIT will separately send notice and proxy materials to shareholders of record.

Litigation Update
As previously disclosed, our wholly owned subsidiary, Pittsburgh & West Virginia Railroad (“P&WV”) is currently in litigation with its tenant – Norfolk Southern Corp. (“NSC”) – and with NSC’s sub-lessee (“WLE”). P&WV is seeking to protect its rights under its long-term lease with NSC. At this point, fact discovery and expert witness discovery are complete with respect to the initial claims and counterclaims. During the second quarter of 2013, P&WV filed with the court for leave to amend its counterclaims to include additional claims against NSC and WLE, including claims related to previously undisclosed dispositions by NSC and WLE of certain oil and gas interests and other P&WV property. The supplemental claims allege improper oil and gas and other leases by NSC and WLE that exceed $8 million in value. The court approved the amendment to P&WV’s counterclaims during the third quarter of 2013, increasing the potential value of all of P&WV’s claims against NSC and WLE to greater than $24 million (approximately $14/share), not including any potential for interest and certain damages. P&WV remains cautiously optimistic on the status of the litigation.  The court has established an extended discovery schedule related to supplemental claims, requiring this discovery to be completed by May 31, 2014.

Additional Information
Further details regarding Power REIT’s consolidated results of operations and financial condition as of and for the year ended December 31, 2013 are contained in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission, which can be viewed through the Company’s website at www.pwreit.com under the Investor Relations section, and in EDGAR on the SEC’s website, www.sec.gov.

About Power REIT
Power REIT is a real estate investment trust focused on the acquisition of real estate related to infrastructure assets, with a core focus on real estate related to renewable energy assets. Power REIT is actively seeking to expand its real estate portfolio within the renewable energy sector and is pursuing investment opportunities relating to solar, wind, hydroelectric, geothermal, transmission and other infrastructure projects that qualify for REIT ownership.

Forward Looking Statements
This document may contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can usually identify forward-looking statements as containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “would,” “should,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding Power REIT’s future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of Power REIT’s industries and results that might be obtained by pursuing management’s current or future objectives are forward-looking statements. Over time, Power REIT’s actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied in Power REIT’s forward-looking statements, and such differences may be significant and materially adverse to Power REIT and its security holders.

All forward-looking statements reflect Power REIT’s good-faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Power REIT disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except to the extent required by law. For a further discussion of factors that could cause Power REIT’s future results or financial condition to differ materially from anything expressed or implied in its forward-looking statements, see the sections entitled “Risk Factors” in Power REIT’s registration statements and quarterly and annual reports as filed by Power REIT from time to time with the Securities and Exchange Commission.

Non-GAAP Financial Measures
This document contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”), including the measure identified by us as Core Funds From Operations (“Core FFO”). Following are a definition of this measure, an explanation as to why we present it and, at the end of this document, a reconciliation of it to the most directly comparable GAAP financial measure.

Core FFO: Management believes that Core FFO is a useful supplemental measure of the Company’s operating performance. Management believes that alternative measures of performance, such as net income computed under GAAP, or Funds From Operations computed in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), include certain financial items that are not indicative of the results provided by the Company’s asset portfolio and inappropriately affect the comparability of the Company’s period-over-period performance. These items include non-recurring expenses, such as those incurred in connection with litigation, one-time upfront acquisition expenses that are not capitalized under ASC-805 and certain non-cash expenses, including stock-based compensation expense amortization. Therefore, management uses Core FFO and defines it as net income excluding such items. Management believes that, for the foregoing reasons, these adjustments to net income are appropriate. The Company believes that Core FFO is a useful supplemental measure for the investing community to employ, including when comparing the Company to other REITs that disclose similarly adjusted FFO figures, and when analyzing changes in the Company’s performance over time. Readers are cautioned that other REITs may use different adjustments to their GAAP financial measures than we do, and that as a result the Company’s Core FFO may not be comparable to the FFO measures used by other REITs or to other non-GAAP or GAAP financial measures used by REITs or other companies.

POWER REIT AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2013 and 2012

	2013	2012

REVENUE
Interest income	$23	$66
Lease income from capital lease – railroad, net	915,000	915,000
Rental income	128,869	-
Total revenue	1,043,892	915,066

EXPENSES
General and administrative	182,592	404,919
Consulting	90,000	90,000
Stock-based compensation	145,200	41,529
Property tax	8,416	-
Property acquisition expenses	48,592	-
Litigation expenses	955,749	700,357
Interest expense	94,820	-

NET LOSS	$(481,477)	$(321,739)

Loss per share:
Basic	$(0.29)	$(0.20)
Diluted	$(0.29)	$(0.20)

Weighted average number of shares outstanding:
Basic	1,668,549	1,623,250
Diluted	1,668,549	1,623,250

CONSOLIDATED BALANCE SHEETS
As of December 31, 2013 and 2012

	2013	2012

ASSETS
Land	$2,368,082	$1,055,553
Net investment in capital lease – railroad	9,150,000	9,150,000
Total real estate assets	11,518,082	10,205,553

Cash and cash equivalents	78,113	365,944
Other receivables	6,164	11,054
Prepaid expenses	7,576	5,788
Intangible assets, net	233,001	-
Other assets	203,265	48,844

TOTAL ASSETS	$12,046,201	$10,637,183

LIABILITIES AND EQUITY
Deferred revenue	$5,648	$14,140
Accounts payable	406,758	340,842
Accrued interest	55,231	329
Current portion of long-term debt	29,636	11,978
Long-term debt, related party	1,650,000	800,000
Other long-term debt	826,819	115,489
Total liabilities	2,974,092	1,282,778
Commitments and contingency
Equity:
Common shares, $0.001 par value; 100,000,000 authorized; 1,676,955 and 1,623,250 issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	1,677	1,623
Additional paid-in capital	10,476,098	10,111,647
Accumulated deficit	(1,405,666)	(758,865)
Total equity	9,072, 109	9,354,405

TOTAL LIABILITIES AND EQUITY	$12,046,201	$10,637,183

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2013 and 2012

	2013	2012

OPERATING ACTIVITIES
Net loss	$(481,477)	$(321,739)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Amortization	8,268	-
Stock-based compensation	145,200	41,529

Changes in Operating Assets and liabilities
(Increase) Decrease in other receivables	4,890	(11,054)
Decrease in prepaid expenses	(1,788)	(3,077)
Increase in other assets	(158,218)	(48,844)
Increase (decrease) in deferred revenue	(8,492)	14,140
Increase in accounts payable	65,916	330,847
Increase in accrued interest	54,902	329
Net cash (used in) provided by operating activities	(370,799)	2,131

INVESTING ACTIVITIES
Acquisition of land	(1,312,529)	(928,086)
Purchase of intangibles	(237,471)	-
Net cash used in investing activities	(1,550,000)	(928,086)
FINANCING ACTIVITIES
Proceeds from long-term debt	750,000	-
Proceeds from long-term debt, related party	1,650,000	800,000
Payment on long-term debt, related party	(800,000)	-
Principal payment on long-term debt	(21,012)	-
Proceeds from issuance of common stock	219,305	-
Cash dividends paid	(165,325)	(489,975)
Net cash provided by financing activities	1,632,968	310,025

NET DECREASE IN CASH AND CASH EQUIVALENTS	(287,831)	(615,930)

Cash and cash equivalents, beginning of year	365,944	981,875

Cash and cash equivalents, end of year	$78,113	$365,945

Non-cash investing and financing activities:
Long-term debt assumed in connection with acquisition of land	$-	$127,467

Supplemental disclosure of cash flow information:
Interest paid	$41,556	$-

CORE FUNDS FROM OPERATIONS (FFO)
For the Years Ended December 31, 2013 and 2012

	2013	2012
Core FFO	$676,332	$420,147
Growth - Core FFO	61%
Core FFO per share:
Basic	$0.41	$0.26
Diluted	$0.41	$0.26
Growth - Core FFO per share:
Basic	57%
Diluted	57%
Weighted average number of shares outstanding:
Basic	1,668,549	1,623,250
Diluted	1,668,549	1,623,250

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
For the Years Ended December 31, 2013 and 2012

	2013	2012
Net Loss Attributable to Power REIT	$(481,477)	$(321,739
Litigation expenses	955,749	700,357
Property acquisition expenses	48,592	-
Stock-based compensation	145,200	41,529
Amortization	8,268	-
Core FFO	$676,332	$420,147

Note: Amounts in tables above may not all add, due to rounding.

Contact:
Power REIT
301 Winding Road
Old Bethpage, NY 11804
212-750-0373
ir@pwreit.com
www.pwreit.com